UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2014

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue
Suite 800
Pasadena, CA 91101

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

324 South Beverly Drive

Suite 118

Beverly Hills, CA 90212

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Debenture Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 13, 2014 the Company’s 99.99% subsidiary, BMIX Participações Ltda. (“BMIX Subsidiary”), officially received title in Brazil to an additional 13.13% equity interest in Mineração Duas Barras Ltda., a Brazilian company (“MDB”), purchased for $350,000, the funding for which was obtained in gross proceeds received by the Company as a result of the sale of a convertible note and warrants to Group 10 Holdings LLC. Giving effect to the acquisition, the BMIX Subsidiary owns title free and clear to 86.88% of MDB.

Item 3.02 Unregistered Sales of Equity Securities

On August 8, 2014 the Company consummated Stock Purchase Agreements with Farris Kincaid, Craig Kincaid, Kenneth Kincaid, Ronald Kincaid, and Candice Kincaid (each a “Buyer” and collectively the “Buyers”) pursuant to which the Company sold 2,600,000 shares of its restricted Common Stock to the Buyers for $118,000 paid to the Company. Kenneth Kincaid has been a shareholder in the Company for over one year and directly approached the Company. There were no warrants or options, and no investment banking or broker-dealer fees. These shares of restricted Common Stock were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act by virtue of being issued to limited number of purchasers without the Company employing any means of general solicitation and in a transaction in which the Company received representations from each Buyer that he or she is financially able to bear the economic risk of an investment in the shares, including a total loss of investment, that he or she has adequate means of providing for his or her current needs and has no need for liquidity in his investment in the Company, and that such Buyer was acquiring the shares he or she was purchasing for investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: August 13, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer